Exhibit 99.1

E-CENTIVES ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER AND FIRST SIX MONTHS OF 2003

Company Narrows Net Loss and Adjusted EBITDA Loss; Announces New Consumer Packaged Goods Clients; Continues Revenue Growth for the Consumer Review Business Unit

BETHESDA, MD; August 7, 2003 — E-centives, Inc. (SWX: ECEN), a leading provider of online direct marketing technologies and services for global marketers, today announced financial results for the second quarter and first six months of 2003.

BUSINESS HIGHLIGHTS

•                  Improved quarter-over-quarter (Q2 ‘03 vs. Q2 ‘02) net loss and adjusted EBITDA (1) loss by $4.7M and $2.3M, respectively, as a result of business restructuring and cost control initiatives, among other things, as referenced in the Company’s March 27, 2003 press release discussing its 2002 calendar year financial results.  These initiatives contributed to the company’s improved net loss and adjusted EBITDA (1) loss for the first six months of ‘03 compared to the first six months of ‘02 by $8.4M and $5.0M, respectively.

•                  Expanded activity with client Reckitt Benckiser by adding additional brands using E-centives’ IDBM platform, including Spray & Wash, Woolite, Veet (US) and 4 others in the UK, Germany and Spain.  Introduced the first (2) on-line printable coupons in Germany for eight brands including Woolite, Veet, Airwick and Calgon.

•                  Successfully implemented and launched a pilot program for an online coupon distribution agreement with a major US media company that included coupons from approximately 40 major consumer packaged goods brands.  Revenue for this program will begin to be recognized in the third quarter.

•                  Executed new technology licensing and e-marketing service agreements with Georgia- Pacific Corporation, and Gerber Products Company.

•                  The company’s ConsumerREVIEW.com business unit generated a 53% revenue improvement on a quarter-over-quarter (Q2 ‘03 vs. Q2 ‘02) basis, and a 75% revenue improvement for the first six months of ‘03 compared to the first six months of ‘02, as a result of continued e-commerce and advertisement successes.  (The Q2 and first six months ‘02 revenues of ConsumerREVIEW.com were derived from information previously provided by ConsumerREVIEW.com, Inc., prior to the acquisition by E-centives in December 2002.)  The ConsumerREVIEW division has continued to build momentum as evidenced by new agreements with several leading industry players, including Overture Services, Inc. and BizRate.com.  Its network of sites currently average in excess of 30M page visits per month.  In addition, PCPhotoREVIEW.com, one of the unit’s user review sites, recently received a “Best Bet” award from PC World Magazine, one of the most sought after honors in software and technology.

Revenues for Q2 2003 were $1.4M compared to $1.9M in Q2 2002.  The Q2 2002 revenues include approximately $500K of accelerated contract revenue as a result of the early termination of a significant contract associated with the closure of the company’s Commerce Division during 2002.  Excluding the accelerated revenue, quarter-over-quarter revenue remained comparable for the reporting periods. The company realized a net loss in Q2 2003 of $2.5M or $.06 per diluted share compared to a net loss of $7.2M or $.19 per diluted share in Q2 2002.  The company reported a Q2 2003 adjusted EBITDA loss of $1.6M compared to an adjusted EBITDA loss of $3.9M in Q2 2002.

Revenues for the first six months of 2003 were $3.0M compared to $3.3M for the first six months of 2002.  During this period, the company realized a net loss of $5.3M or $.14 per diluted share for the first six months of 2003 compared to a net loss of $13.7M or $.36 per diluted share for the first six months of 2002.  The company reported an adjusted EBITDA loss of $3.5M compared to $8.5M for the comparable prior year’s period.

During the quarter, the Company received $950K in debt financing from investors through a syndicate arranged by Friedli Corporate Finance.

Shares used to compute diluted net loss per common share are based on the weighted average number of common shares outstanding at the end of the referenced periods, which periods include 20M additional common shares associated with the company’s fourth quarter 2001 rights offering.

“We’re delighted with the addition of our new consumer packaged goods clients, and continue to be cautiously optimistic with our pipeline of prospective clients. Our pilot online coupon distribution also helps pave the way for additional revenues in the near term.  Our Consumer Review business unit continues its progress by posting improved revenue performance,” commented Kamran Amjadi, E-centives, Inc.’s Chairman and Chief Executive Officer.  “We will continue to maintain our efforts on delivering best-in-class products and solutions to the market with strong patent protection on key elements of our technologies and with a clear focus on generating positive ROI for our customers.”

“Aggressively managing the company’s operating cost structure is and will continue to be a top priority for us to ensure success with all of our business initiatives.  We are also pleased with our revenue potential over the next few quarters,” added David Samuels, E-centives, Inc.’s Chief Financial Officer.

The Company will hold a live telephone conference call and audio Webcast at 6:00PM Zurich Time (12:00PM Eastern Time) today to review earnings results.  The Webcast can be accessed by visiting www.e-centives.com/corp/investor.  As an alternative, participants can dial 1.785.832.0326 (International callers) or toll free 1.800.223.9488 (US callers) to hear the live audio portion of the presentation.  After dialing in, please wait for the conference coordinator and reference the password “E-centives.”  The telephone conference will be available for replay until August 14, 2003 by dialing 1-888-276-5315 (US callers) or 1-402-220-2332 (International callers).

(1)          Adjusted EBITDA represents net loss excluding interest expense, interest income, income taxes, depreciation and amortization, stock-based compensation, and restructuring and impairment charges.  Refer to the attached financial exhibits for the reconciliation between net loss and adjusted EBITDA.

(2)          Information supporting this claim is based on knowledge from industry contacts, and has not been independently verified.

About E-centives, Inc.

E-centives, Inc. is a leading provider of online direct marketing technologies and services that enable companies to acquire and retain customers and promote more profitable relationships with them.  Clients include global businesses from the consumer packaged goods, retail and media industries.  Headquartered in Bethesda, MD, just outside Washington, D.C., and with west coast offices in the San Francisco Bay Area, E-centives, Inc. is traded on the SWX Swiss Exchange under the symbol “ECEN”.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, E-centives cautions investors that any forward-looking statements or projections made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Specifically, E-centives forecasts of revenue growth, customer growth and EBITDA are forward looking in nature, and could differ materially from current expectations. E-centives’ future results may be impacted by factors such as technological changes, market acceptance of the company’s services, E-centives ability to grow its customer base, and competitive market pressures, among other things.  E-centives’ future results also may be impacted by other risk factors detailed from time to time in the company’s registration statements and Forms 10-K and 10-Q filed with the Securities and Exchange Commission. By making these forward-looking statements, E-centives undertakes no obligation or intention to update these statements after the date of this release.

# # #

Contact:
David Samuels (investor queries)	Norma R. Casabona (media queries)
E-centives, Inc.	DEF PR
1.240.333.6254	1.201.226.9500
dsamuels@e-centives.com	norma@defpr.com

E-centives, Inc.

Condensed Consolidated Balance Sheets

	June 30, 2003	December 31, 2002
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$127,894	$2,317,354
Accounts receivable, net of allowance for doubtful accounts of $44,131 and $75,108 at June 30, 2003 and December 31, 2002, respectively	1,958,912	2,973,129
Other receivables	10,577	140,169
Prepaid expenses	173,580	297,888
Restricted cash	64,650	635,049
Other	-	16,203
Total current assets	2,335,613	6,379,792
Property and equipment, net	1,356,712	2,281,155
Other intangible assets, net	2,552,710	3,185,213
Restricted cash	110,000	110,000
Deferred financing fee	660,000	720,000
Other assets	-	14,790
Total assets	$7,015,035	$12,690,950

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,775,347	$1,957,590
Accrued expenses	876,704	1,254,773
Accrued restructuring costs	77,276	717,079
Deferred revenue	937,322	1,095,613
Current portion of capital leases	249,049	224,914
Other liabilities	116,070	90,552
Total current liabilities	4,031,768	5,340,521
Capital leases, net of current portion	126,530	245,614
Long-Term Debt	963,759	-
Total liabilities	5,122,057	5,586,135
Commitments and contingencies
Stockholders' equity:
Series A convertible preferred stock (voting), $.01 par value, 9,600,000 shares of preferred stock authorized, 1,897,500 and 2,000,000 shares issued and outstanding at June 30, 2003 and December 31, 2002, repectively (liquidation preference).	18,975	20,000
Series B convertible preferred stock (voting), $.01 par value, 400,000 shares of preferred stock authorized, issued, and outstanding at June 30, 2003 and December 31, 2002 (liquidation preference).	4,000	4,000
Common stock, $.01 par value, 120,000,000 shares authorized 38,374,284 and 37,349,284 shares issued and outstanding at June 30, 2003 and December 31, 2002, respectively.	383,743	373,493
Additional paid-in capital	123,568,093	123,452,566
Accumulated other comprehensive gain	3,386	3,386
Accumulated deficit	(122,085,219)	(116,748,630)
Total stockholders' equity	1,892,978	7,104,815
Total liabilities and stockholders' equity	$7,015,035	$12,690,950

E-centives, Inc.

Condensed Consolidated Statements of Operations

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2003	2002	2003	2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue	$1,380,657	$1,919,718	$3,002,392	$3,262,856
Operating expenses:
Cost of revenue	773,134	2,243,401	1,542,031	3,994,696
Product development, exclusive of stock-based compensation	673,085	1,156,882	1,485,198	2,523,705
General and administrative, exclusive of stock-based compensation	1,676,684	3,076,329	3,777,923	6,707,618
Sales and marketing, exclusive of stock-based compensation	605,181	1,297,244	1,325,352	2,423,500
Network partner fees	-	818	-	2,214
Restructuring & impairment charge	-	1,309,749	-	1,309,749
Stock-based compensation:
Product development	11,404	16,231	23,976	40,377
General and administrative	1,473	29,728	30,810	49,471
Sales and marketing	33,341	49,429	69,968	111,545
Loss from operations	(2,393,645)	(7,260,093)	(5,252,866)	(13,900,019)
Interest expense	(82,597)	(9,287)	(92,422)	(19,542)
Interest income	1,404	117,194	8,699	246,819
Loss before income taxes	(2,474,838)	(7,152,186)	(5,336,589)	(13,672,742)
Income taxes	-	(10,203)	-	(19,060)
Net loss applicable to common stockholders	$(2,474,838)	$(7,162,389)	$(5,336,589)	$(13,691,802)

Basic and diluted net loss per common share	($0.06)	($0.19)	($0.14)	($0.36)
Shares used to compute basic and diluted net loss per common share	38,221,811	37,732,039	37,802,323	37,732,026

Non-GAAP financial measurement: (1)
Adjusted EBITDA calculated as follows:	(1,609,159)	(3,913,484)	(3,517,595)	(8,509,978)
Net loss excluding:	(2,474,838)	(7,162,389)	(5,336,589)	(13,691,802)
interest expense and interest income	81,193	(107,907)	83,723	(227,277)
income tax	-	10,203	-	19,060
depreciation and amortization	738,268	1,683,242	1,610,517	3,620,669
stock-based compensation	46,218	95,388	124,754	201,393
foreign exchange (gain)/loss	-	258,230	-	258,230
restructuring and impairment charges	-	1,309,749	-	1,309,749

(1) Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America and may not be comparable to other similarly titled measures of other companies. E-centives uses adjusted EBITDA as a financial metric to measure the financial performance of the business excluding the impact of non-cash expenses and restructuring charges given the significant restructuring initiatives that have taken place during the past year. For this reason, E-centives believes adjusted EBITDA will also be useful to others, including its stockholders, as a valuable financial metric.

E-centives believes that adjusted EBITDA is a performance measure and not a liquidity measure, and a reconciliation between net loss and adjusted EBITDA is provided in the financial results. Adjusted EBITDA should not be considered as an alternative to operating or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with accounting principles generally excepted in the United States of America, or as a measure of liquidity.

E-centives, Inc.

Condensed Consolidated Statements of Cash Flows

	Six months ended June 30,
	2003	2002
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$(5,336,589)	$(13,691,802)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,610,517	3,620,669
Stock-based compensation	124,753	201,393
Provision for doubtful accounts	20,981	35,263
Non-cash restructuring charge	-	302,466
Foreign currency loss	-	258,230
(Increase) decrease in:
Accounts receivable	993,236	1,503,730
Prepaid expenses and other assets	200,511	(193,722)
Other receivable	129,592	457,005
Increase (decrease) in:
Accounts payable	(182,243)	(325,837)
Deferred revenue	(158,291)	(1,235,544)
Accrued expenses and other liabilities	(954,808)	(1,364,141)
Net cash used in operating activities	(3,552,341)	(10,432,290)
Cash flows from investing activities:
Sale of long-term investments	-	1,007,282
Decrease in restricted cash	570,399	-
Acquisition of property and equipment	(10,546)	(296,642)
Decrease (increase) in security deposits	14,790	(27,641)
Purchase of intangible asset	(43,025)	-
Acquisition of BrightStreet.com	-	(34,254)
Net cash provided by investing activities	531,618	648,745
Cash flows from financing activities:
Payments on obligations under capital lease	(118,737)	(102,143)
Proceeds from issuance of debt	950,000	-
Proceeds from notes receivable	-	10,318,953
Net proceeds from rights offering	-	(27,855)
Exercise of stock options	-	105
Net cash used in financing activities	831,263	10,189,060
Net decrease in cash and cash equivalents	(2,189,460)	405,515
Cash and cash equivalents, beginning of period	2,317,354	8,902,259
Cash and cash equivalents, end of period	$127,894	$9,307,774

Supplemental disclosure of cash flow information:
Cash paid for interest	$18,663	$19,542

Supplemental disclosure of non-cash investing and financing activities:
During January 2003, the Company entered into a capital lease for approximately $24,000 for telephone related equipment.